UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2026
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CCO Transition

On March 17, 2026, the Company announced that Jen Cotter will transition from Chief Content Officer (“CCO”) of the Company to a non-executive, advisory role effective as of the close of business on March 31, 2026. The circumstances giving rise to Ms. Cotter’s transition are not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

In connection with the change in Ms. Cotter’s role, Ms. Cotter has entered into a transition agreement (the “Transition Agreement”) with the Company, pursuant to which Ms. Cotter has agreed to provide advisory services to the Company through August 16, 2026 (the “Transition Date”) in order to facilitate a smooth and orderly transition of her responsibilities in her role as CCO. Pursuant to the Transition Agreement, Ms. Cotter will receive (i) all accrued but unpaid salary, (ii) if required by the Company’s applicable policies, all accrued, unused vacation and paid time off through the Transition Date, and (iii) any qualifying unreimbursed business expenses. Ms. Cotter will be entitled to retain or receive any vested amounts due to her under any employee benefit plan, program or policy of the Company, subject to the terms thereof. The Transition Agreement provides that the Company will pay to Ms. Cotter the payments and benefits to which she is entitled under Section 3.1 of the Severance Plan, as modified by the Transition Agreement. Under the Transition Agreement, Ms. Cotter is entitled to, among other things, base salary continuation for a period of twelve months following the Transition Date, certain annual and pro-rated bonus payments with respect to fiscal years 2026 (if not already paid as of the Transition Date) and 2027, COBRA continuation coverage of up to 18 months and reimbursement of certain attorney’s fees. The Transition Agreement also provides that the number of performance-based restricted stock units eligible for acceleration will be determined based on the target achievement level and vested stock options will remain exercisable for up to 12 months after the Transition Date. Payments and benefits are contingent on Ms. Cotter’s compliance with the Severance Plan, the Transition Agreement and certain restrictive covenants applicable to her, and her execution of a customary release of claims.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

CCMDO Appointment

On March 17, 2026, Peloton Interactive, Inc. (the “Company”) announced that Sarah Robb O’Hagan had been appointed as Chief Content and Member Development Officer (“CCMDO”) of the Company, effective as of April 1, 2026.

Ms. Robb O’Hagan, 53, served as CEO of EXOS, the Human Performance Company, from 2020 to 2024. Prior to joining EXOS, Ms. Robb O’Hagan served as the CEO of the indoor cycling company Flywheel Sports from 2016 to 2018, and became the author and founder behind Extreme Living LLC, a content platform to unleash potential in diverse aspiring leaders. She previously served as global president of Equinox, a luxury fitness company, from 2012 to 2016, where she led the upgrading of the offering through a significant technology transformation, and previously served as global president of Gatorade, a sports nutrition business, from 2008 to 2012, where she led the business through a major repositioning and business turnaround. Ms. Robb O’Hagan has served on the board of directors of JetBlue Airways Corporation since 2018, and previously served on the board of Strava, Inc. from 2016 to 2022.

Item 7.01 Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the leadership transitions described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement, by and between Jen Cotter and Peloton Interactive, Inc., dated March 14, 2026.
99.1	Press Release Announcing Leadership Changes, dated March 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: March 17, 2026	By:	/s/ Tammy Albarran
Tammy Albarran
Chief Legal Officer